UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2017

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 20, 2017, Nordson Corporation ("Nordson"), Viking Merger Corp. ("Merger Sub"), a wholly owned subsidiary of Nordson, Vention Medical Holdings, Inc. ("Vention") and VMHI Rep Services, LLC ("VMHI"), as stockholder representative, entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Vention will be merged with and into Merger Sub (the "Merger") effective as of the effective time of the Merger (the "Effective Time"). As a result of the Merger, Merger Sub will cease to exist and Vention will survive as a wholly owned subsidiary of Nordson.

Concurrently with the execution and delivery of the Merger Agreement, Vention has entered into an agreement with a third party whereby Vention will sell, prior to the Effective Time, all of the outstanding capital stock of Vention Medical, Inc. ("Vention Medical"), a wholly owned subsidiary of Vention, to such third party (the "DMS Transaction").

Under the terms of the Merger Agreement, Nordson will acquire Vention, excluding Vention Medical and certain subsidiaries of Vention Medical to sold pursuant to the DMS Transaction, on a cash-free and debt-free basis for an aggregate purchase price of $705 million, subject to certain adjustments (including a customary working capital adjustment).

The Merger Agreement contains customary representations, warranties and covenants made by Nordson, Merger Sub and Vention. The respective Boards of Directors of Merger Sub and Vention have each unanimously determined that it is in the best interests of their respective stockholders to enter into the Merger Agreement, approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and other transactions contemplated thereby, and, subject to the terms of the Merger Agreement, the Vention Board of Directors resolved to recommend approval of the Merger Agreement by its stockholders.

The consummation of the Merger is subject to customary closing conditions, including, among other things: (1) the approval of the Merger by holders of a majority of the outstanding shares of Vention; (2) the DMS Transaction shall have been consummated; (3) the absence of any law prohibiting, or any order, injunction or certain other legal impediments restraining, enjoining or otherwise prohibiting, the consummation of the Merger; (4) the receipt of the required regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (5) subject to certain materiality and other qualifications, the accuracy of the representations and warranties made by Vention and Nordson, respectively; (6) the performance in all material respects by Vention and Nordson, respectively, of its obligations under the Merger Agreement; and (7) in the case of Nordson’s obligations to compete the Merger, the absence of any material adverse effect with respect to Vention since the date of the Merger Agreement. The Merger Agreement may also be terminated by either Nordson or Vention if the closing does not occur by May 31, 2017. The merger is not conditioned upon Nordson’s receipt of financing. Nordson expects to fund the purchase price with cash on hand and new long-term debt.

Item 9.01 Financial Statements and Exhibits.

d.) Exhibits

99.1 Press release of Nordson Corporation dated February 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

February 21, 2017	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated February 20, 2017.